UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2016

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2016 (the “Closing Date”), Westport Fuel Systems Inc. (formerly known as Westport Innovations Inc.) (“Westport”) completed its previously announced acquisition of Fuel Systems Solutions, Inc. (“Fuel Systems”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated September 1, 2015, as amended by Amendment No. 1 thereto, dated March 6, 2016 (the “Merger Agreement”) by and among Fuel Systems, Westport, and Whitehorse Merger Sub Inc. (“Merger Sub”), Merger Sub merged with and into Fuel Systems, with Fuel Systems continuing as the surviving corporation (the “Merger”). As a result of the Merger, Fuel Systems became a wholly owned, direct subsidiary of Westport.

On the Closing Date, at the effective time of the Merger (the “Effective Time”), each share of Fuel Systems common stock issued and outstanding immediately prior to the Effective Time (other than outstanding shares held by Fuel Systems as treasury stock, by any wholly owned Fuel Systems subsidiary, by Westport or by any of its wholly owned subsidiaries, which were canceled for no consideration), was automatically converted into the right to receive 2.4755 Westport common shares (the “Merger Consideration”). All shares of Fuel Systems common stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist. No fractional Westport common shares were issued in the merger and holders of shares of Fuel Systems’ common stock received cash in lieu of any fractional Westport common shares.

In addition, at the Effective Time, pursuant to the terms of the Merger Agreement, (i) each Fuel Systems option and Fuel Systems phantom share outstanding as of the Effective Time were automatically cancelled and forfeited for no consideration without any further action on the part of the holder of such Fuel Systems option or Fuel Systems phantom share, and (ii) each Fuel Systems restricted stock unit and restricted stock was assumed by Westport and will continue to have the same terms and conditions (including applicable restrictions and vesting terms), except that each such Fuel Systems restricted stock unit will be converted into a number of Westport restricted stock units, and each such Fuel Systems such restricted stock will be converted into a number of Westport restricted stock, both as adjusted for the Exchange Ratio.

The description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Agreement and Plan of Merger, dated September 1, 2015, and Amendment No. 1 thereto, dated March 6, 2016, which are attached as Exhibit 2.1 to Fuel Systems’ Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 2, 2015 and March 7, 2016, respectively, and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, shares of Fuel Systems common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Stock Market (“NASDAQ”) under the symbol “FSYS.” Trading on the NASDAQ in shares of Fuel Systems common stock was suspended before the opening of trading on June 2, 2016.

Upon Fuel Systems’ request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the shares of Fuel Systems common stock. Fuel Systems currently intends to file a Form 15 with the SEC to terminate the registration of shares of Fuel Systems common stock under the Exchange Act and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Upon the Effective Time, each holder of Fuel Systems common stock issued and outstanding immediately prior to the Effective Time was cancelled, retired and ceased to have any rights with respect to such common stock other than the rights to receive the Merger Consideration, including the right to receive cash in lieu of fractional Westport shares.

The information set forth under Item 2.01 hereof is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 hereof is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the former directors of Fuel Systems ceased to be directors of Fuel Systems, and David Demers, Nancy Gougarty and Ashoka Achuthan became the directors of Fuel Systems. Also pursuant to the terms of the Merger Agreement, former Fuel Systems directors Mariano Costamagna, Colin Johnston, and Anthony Harris became directors of Westport.

In addition, on the Closing Date of the Merger, pursuant to the Second Amendment to his Retirement Agreement, dated April 30, 2016 (the “Retirement Agreement Amendment”), Mariano Costamagna retired as Chief Executive Officer of Fuel Systems. The full text of the Retirement Agreement Amendment is attached as Exhibit 10.1 to Fuel Systems’ Current Report on Form 8-K filed with the SEC on May 5, 2016 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation and Amended Bylaws of Fuel Systems, as in effect immediately prior to the Effective Time, were amended and restated in their entirety as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

3.1	Second Amended and Restated Certificate of Incorporation of Fuel Systems Solutions, Inc.
3.2	Amended and Restated Bylaws of Fuel Systems Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fuel Systems has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Fuel Systems Solutions, Inc.

Date: June 2, 2016	By:	/s/ Pietro Bersani

Pietro Bersani Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Fuel Systems Solutions, Inc.

3.2	Amended and Restated Bylaws of Fuel Systems Solutions, Inc.